Exhibit 10.11

AGREEMENT № EAM- EAM-TGI-1229-2022

PROJECT

“TruGolf Expansion and Growth”

This Agreement (“Agreement”), dated January 23, 2023, is between ETHOS ASSET MANAGEMENT INC., a corporation, incorporated under the laws of the USA, having its principal place of business at 4660 La Jolla Village Drive, San Diego, California, 92122, United States of America, herein represented by Mr. CARLOS MANUEL DA SILVA SANTOS (“Party A” or “EAM”), and TruGolf, Inc., having its principal place of business at 60 North 1400 West, Centerville, Utah 84014, represented by Chris Jones (“Party B” or TGI).

Party A and Party B are herein referred to individually as a “Party” and collectively as the “Parties.”

Background

This Agreement sets forth the desire between the Parties to enter in a mutually beneficial relationship, involving the exchange of resources in order to develop the Project, as specified herein.

Accordingly, in consideration of the mutual covenants herein contained, the Parties hereto, intending to be legally bound hereby, agree as follows:

Article 1 Definitions

Terms defined in the preamble and the recitals of this Agreement have their assigned meanings, and the following terms have the meanings assigned to them:

1.1 “Agreement” has the meaning set forth in the Background.

1.2 “Closing” means the consummation of the transactions that this Agreement contemplates. The consummation of said transactions (the “Closing”) shall take place on the first date after Party A satisfies the conditions precedent, that means the collateral to be issued and validated as set forth in section. 3.3. The closing takes place after all conditions precedent to the Closing, especially the one stated in Sections 3.3 and 3.6, have been satisfied or waived in writing by the Parties.

1.3 “Effective Date” means January 23, 2023. The Effective Date shall take place online by way of the exchange of executed/ signed documents, or at such other time, date and place as may be agreed in writing by the Parties.

1.4 “Full Repayment Date” means the due date of the last installment payment by Party B, as set forth in Section 3.3 and 3.6.

1.5 “Project” means “TruGolf Expansion and Growth”. A detailed Project description is available in Exhibit C.

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Article 2 Project

2.1 Formation and Purpose. The Parties agree to join efforts in this Project in accordance with the terms of this Agreement for the purpose of developing the Project as set forth in Exhibit C. Notwithstanding the foregoing, nothing contained in this Agreement or in the agreements referenced herein is intended or is to be construed to create a partnership, joint venture, employment relationship, agency relationship, or any relationship similar to the foregoing relationships between Party A and Party B.

2.2 Engage in other activities. Party B shall exclusively use the funds provided by Party A to develop the Project and, under no circumstances shall Party B engage in business or activities outside of what is described in Exhibit C using the funds provided by Party A, or nominee.

2.3 No Liability. The debts, obligations and liabilities of Party B, whether arising in contract, tort or otherwise, and in connection with the Project, shall be solely the debts, obligations and liabilities of Party B and neither Party A nor its members shall be obligated in its financial capacity for any such debt, obligation or liability solely by reason of being a Party of this Agreement.

2.4 Intent. Neither Party shall take any action inconsistent with the purpose of the Project and the expressed intent of the Parties as set forth in this Agreement.

2.5 Payments of Individual Obligations. The funds provided by Party A shall be used by Party B solely for the benefit of the Project, and no asset that is produced by the Project shall be transferred or encumbered for or in payment of any individual obligation of any member of Party B.

2.6 Status and Expenditure Compliance. The Parties agree that Party B shall provide to Party A periodic updates of the status of the Project, and additionally supporting documents and records reasonably requested by Party A.

(i)	The parties agree that Party B shall provide updated monthly accounting reports, monthly copies of bank statements showing the movements of the disbursed funds and any other relevant status reports of the Project to Party A including summary of work performed and costs incurred substantially in the form reflected in Exhibit C and quarter financials. Such report will be provided approximately 10 Business Days after the end of each month or trimester. Should any doubts arise from the regular Party B internal reporting system, Party A will have the right to request additional information and documentation. Party A has the right to audit the use of funds by Party B at any time with reasonable prior .

(ii)	Party A will have the right to perform an audit of the Project, solely to determine whether or not proceeds from the Financing were spent in accordance with the Project Plan. The audit will be performed by Party A or an entity of recognized standing chosen by Party A at Party B’s expense in the case of serious reporting fault, and Party A shall notify Party B 30 banking days in advance.

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Article 3 Funds, Collateral and Payment

3.1 Funds. Subject to the terms and conditions of this Agreement, Party A shall provide funds for the Project in the principal amount of US$ $10,000,000 (TEN MILLION US DOLLARS)(the “Funds”).

3.2 Securities regulation exempt. The Parties acknowledge that the transaction involved in this Agreement shall not be interpreted as a securities transaction as defined by the Securities Act of 1933 or by the Security Exchange Act of 1934 of the United States of America, or any other laws of any other nation related to securities transactions. This Agreement and the transaction herein are exempted from the securities laws and would not be required to be registered with any authority or with any government body

3.3 Collateral. In consideration for the funds provided by Party A, or its nominee, Party B shall deposit into a pledge account with the bank set forth on Exhibit A, ( the “Depositary Bank”) an amount of USD 2,500,000.00, (TWO MILLION FIVE HUNDRED THOUSAND US DOLLARS (pledge in a dedicated account (“Pledge Account”) of Party B (the “Pledged Funds”) , which shall cover 25% of the financing of the Project to secure Party B’s obligation to make repayment of the Funds pursuant to the terms of this Agreement as described in Exhibit B.

(i)	Party B shall sign a Pledge Agreement (“Pledge Agreement”) pursuant to which Party A will have certain rights to draw funds from the Pledge Account upon the occurrence of and during the continuation of an Event of Default by Party B under the terms of this Agreement.
(ii)	In no event shall Party A have any rights in the Pledged Funds, except as specifically provided in the Pledge Agreement, in Exhibit A, upon the occurrence of and during the continuation of an Event of Default by Party B.
(iii)	The Pledged Funds shall be maintained in the Pledge Account until the date that all Funds are repaid pursuant to Section 3.3 (i) and Exhibit B (the “Expiration Date”) and serve as security for the repayment of the Funds described in Section 3.5 and under the conditions described in Exhibit B (the “Pre-Approval Conditions of Funds Disbursement and Repayment”), subject to Section 3.3(iv).
(iv)	Until the fourth anniversary date of this Agreement, Party B shall maintain the full amount of the Pledged Funds in the Pledged Account. . Beginning on the fourth anniversary date of this Agreement, Party B shall be entitled to withdraw Pledged Funds from the Pledged Account in an amount equal to 25% of the amount of principal paid to Party A in repayment of Funds, which are not subject to good faith claims for an alleged Event of Default by Party B as defined in this Agreement, made by Party A against the Pledge Funds that remain unresolved (“Pledge Fund Claims”).
(v)	Both Parties shall provide written instructions as necessary to the Depositary Bank, to release the Pledged Funds in accordance with Section 3.3(iv). As soon as each Pledge Fund Claim is resolved to the mutual satisfaction of the Parties, the Parties shall deliver written instruction to the Depositary Bank that the amount being held in the Pledge Account on account of a Pledge Fund Claim has been resolved by the Parties, and directing the Depositary Bank to deliver such Pledge Funds immediately to Party B. When the balance of Funds remaining in the Pledge Account equals or exceeds the remaining amount of Funds to be repaid by Party B to Party A, the Parties agree that Party B shall have the right to credit the Pledged Funds remaining that are not subject to any Pledge Fund Claims to reduce the amount of the Funds required to be repaid to Party A, including the full repayment of the Funds to Party A.

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3.4 Repayment.

(i)	Party B shall repay Party A (the “Repayment”) the full amount of funds provided by Party A to Party B, paying off the financing mentioned in this Agreement on time (pursuant to the payment schedule set forth in Exhibit B) and in full, and in compliance with all the obligations accepted by Party B, and in accordance with the General Repayment Data set forth in Exhibit B and described in Section 3.7 .
(ii)	Cancellation Upon Repayment. With the exception of the cancellation criteria described in Section 7, the Pledge Agreement shall be cancelled upon full Repayment in accordance with Section 3.4 (i). Promptly after the full Repayment of the funds by Party B, but in no later than ten (10) business day after such Repayment, Party A shall authorize the Depositary Bank to refund to Party B all remaining funds held by the Depositary Bank in the Pledge Account All remaining funds held by the Depositary Bank shall be the property of Party B.
(iii)	,

3.5 Condition for Funds. Party A will provide funds for the Project, if Party B issues the agreed financial instrument as a collateral, and if the collateral is issued, delivered, and verified, in accordance with the instructions provided by Party A and under the terms stated in Section 3.3 and Article 4.

3.6 Funds Disbursement Schedule. In accordance with the terms and provisions set forth herein, Party A will provide funds for the Project as stated in Section 3.1 in the form of disbursements to Party B with a maturity period of 12 years, subject to the grace period set forth on Exhibit B (the “Disbursement Schedule”). The Disbursement Schedule includes the pre-approval of the conditions for the disbursement of funds, approved and signed by the Parties as established in Exhibit B of this Agreement.

3.7 Repayment period. In accordance with the terms of this Agreement, Party B shall repay the full amount of funds plus interest payment in a period of 12 years from the Disbursement Date in accordance with the repayment schedule in Schedule D. Disbursement Date means the date of the first disbursement of the principal amount of the Funds to Party B, or any portion of it and shall be interpreted as of the date in which Party B receives the respective amount in its bank account or at a bank designated by Party B.

3.8 Prepayment. Funds received and accrued interest may be prepaid only with Party A’s concurrence, If Party A agrees with prepayment the terms and conditions of prepayment will be negotiated.

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3.9 Indemnification by Party A. Party A agrees to indemnify and hold harmless Party B against any losses, claims, damages or liabilities, joint or several, to which Party B may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by (i) any untrue statement or alleged untrue statement of a material fact made by Party A, (ii) any breach by Party A of any of its representations, warranties or covenants contained herein, or (iii) the omission or alleged omission by Party A to state a material fact required to be stated herein or necessary to make the statements herein, in light of the circumstances under which they were made, not misleading; and will repay Party B for any legal or other expenses reasonably incurred by Party B in connection with investigating or defending any such loss, claim, damage, liability or action, whether arising out of an action between Party B and a third party provided that such loss, claim, damage or liability is found ultimately to arise out of or be based upon any of the facts set forth in items (i) through (iii) in this Section 3.9 as determined according to 9.13, 9.14 and 9.15.

3.10 Indemnification by Party B. Party B agrees to indemnify and hold harmless Party A against any losses, claims, damages or liabilities, joint or several, to which Party A may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by (i) any untrue statement or alleged untrue statement of a material fact made by Party B, (ii) any breach by Party B of any of its representations, warranties or covenants contained herein, or (iii) the omission or alleged omission by Party B to state a material fact required to be stated herein or necessary to make the statements herein, in light of the circumstances under which they were made, not misleading; and will repay Party A for any legal or other expenses reasonably incurred by Party A in connection with investigating or defending any such loss, claim, damage, liability or action, whether arising out of an action between Party A and a third party provided that such loss, claim, damage or liability is found ultimately to arise out of or be based upon any facts set forth in items (i) through (iii) in this Section 3.10 as determined according to 9.13, 9.14 and 9.15.

3.11 Taxes, Duties and Fees. Each Party, individually and separately, will be responsible for its own taxes or fees attributable to such Party, that may arise from this Agreement in connection with the development of the Project.

(i)	Operational Fee . Party B shall pay to Party A an Operational fee equal to 3% of the Funds with such fee to be paid based upon the amount of each disbursement per the Disbursement Schedule. Party B authorizes Party A to deduct such Operational Fee from each disbursement tranche of the Funds made per the Disbursement Schedule

(ii)	Intermediary Fee. Party B shall be responsible for paying an “Intermediary Fee” in connection with the transactions contemplated by this Agreement based upon onboarding process, developing, submitting and managing documentation, assisting in closing the financing, conducting follow-up and support during all phases of the operation, Party B and any other person or entity (an “Intermediary”). The Intermediary Fee equal to 2% of the Funds with such Transaction Fee to be paid based upon the amount of each disbursement per the Disbursement Schedule. Party B authorizes Party A to pay directly to Rhodes Global the “Intermediary Fee” due such Intermediary with respect to each disbursement tranche of the Funds made per the Disbursement Schedule.

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3.12 All information contained herein constitutes confidential information between the Parties and shall be kept confidential and shall not be disclosed by the Parties. In addition, Party A, and its owners, officers, managers, and employees shall not disclose or otherwise make available “Confidential Information” of Party B to any third party. “Confidential Information” means any and all information of a Party that is treated as confidential by such Party.

Article 4 Pledge Procedure

4.1 The process for making the pledge of Pledged Funds shall be as follows:

(i)	Party B executes this Agreement, including approval of the draft of the Pledge Agreement with the Depositary Bank,

(ii)	Party B, within a reasonable time, shall open the Pledge Account at the Depositary Bank and deposit the Pledged Funds. For that purpose, Party A may be a facilitator to this process with the written consent of Party B,

(iii)	Within a reasonable time, Party B shall execute the Pledge Agreement

(iv)	Within a maximum of three days following execution of the Pledge Agreement, Party B shall deposit the Pledged Funds into the Pledge Account,

(v)	Party B shall buy a portfolio of securities in accordance with the asset allocation presented in Exhibit A.

(vi)	Party B shall request to the Depositary Bank against such asset allocation to extend a margin value/ credit line[1].

(vii)	Party B shall wire the defined part of the margin value / credit line to Party A following the percentages defined in Exhibit A, ,

(viii)	After the margin value is received by Party A, Party A shall make the disbursement of funds, in accordance with the tranche schedule detailed in Exhibit B.

4.2 Bank Coordinates. The issuance and delivery of the financial instrument shall be performed under Party A instructions and under the following bank coordinates:

4.2.1 Party B’s Bank Information/ Depositary Bank

BANK: TBD

ADDRESS:

ACCOUNT NAME:

ACCOUNT HOLDER ADDRESS:

1 NTD: subject to review of credit line documents.

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ACCOUNT NUMBER:

ROUTING NUMBER:

SWIFT CODE:

4.2.2 Party A’s Beneficiary Bank Information

Bank Name: TBD

Bank Address:

Account Name: ETHOS ASSET MANAGEMENT INC

Account Holder Address: 4660 La Jolla Village DR, San Diego, CA 92122

Account Number:

Routing Number:

Swift Code/BIC:

Account Signatory (1): Carlos Manuel da Silva Santos

4.2.3 Party B’s Funds Disbursement Receiving Bank Information

BANK: TBD

ADDRESS:

ACCOUNT NAME:

ACCOUNT HOLDER ADDRESS:

ACCOUNT NUMBER:

ROUTING NUMBER:

SWIFT CODE:

Article 5 Representations and Warranties

5.1 Party A represents and warrants that as of the Effective Date:

(i)	Party A is a duly formed and in good standing Corporation under the laws of USA, and the state of Party A’s organization, with full power and authority to perform its obligations herein.

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(ii)	This Agreement has been duly authorized, executed and delivered by Party A and, upon due authorization, execution, and delivery by Party B, will constitute a valid and legally binding Agreement.

(iii)	Neither Party A nor any Affiliate of Party A , nor any director, officer, agent, employee or other person acting on behalf of Party A or any Affiliate thereof has, in the course of its, his, or her actions for or on behalf of Party A, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. Without limiting the generality of the foregoing, Party A and/ or its Affiliates have not, directly, or indirectly, made or agreed to make (whether or not said payment is lawful) any payment to obtain, or with respect to, sales other than usual and regular compensation to its or their employees and sales representatives with respect to such sales.

(iv)	Party A has not, nor has any Affiliate of Party A violated or is in violation of any applicable laws relating to terrorism or money laundering, including, without limitation, the USA Patriot Act, or has not been engaged in or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in any applicable law, regulation or other binding measure implementing the 40 Recommendations and the IX Special Recommendations published by the Organization for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering. This Agreement, the financing provided herein, and the terms and conditions set forth in this Agreement, do not violate any applicable law or regulation of the United States, the agencies thereof, or any state in the United States.

(v)	Party A voluntarily signed this Agreement, free from any influence, enforcement, or misrepresentation of any kind.

5.2 The Party B represents and warranties that as of the Effective Date:

(i)	Party B is a duly formed and validly existing Corporation under the laws of the State of Nevada, with full power and authority to perform its obligations herein.

(ii)	This Agreement has been duly authorized, executed and delivered by Party B and, upon due authorization, execution, and delivery by Party A, will constitute the valid and legally binding Agreement.

(iii)	All information contained in the documents submitted to Party A by Party B are true in all material respects.

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(iv)	Neither Party B nor any of its Affiliates acting on behalf of Party B or any Affiliate has in the course of its, his or her actions for or on behalf of Party B, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. Without limiting the generality of the foregoing, Party B and its subsidiaries have not directly or indirectly made or agreed to make (whether or not said payment is lawful) any payment to obtain, or with respect to, sales other than usual and regular compensation to its or their employees and sales representatives with respect to such sales.

(v)	Party B, it has not violated or is in violation of any applicable laws relating to terrorism or money laundering, including, without limitation, the USA Patriot Act, or has not been engaged in or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in any applicable law, regulation or other binding measure implementing the 40 Recommendations and the IX Special Recommendations published by the Organization for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering.

(vi)	Party B voluntarily signed this Agreement, free from any influence, enforcement, or misrepresentation of any kind.

5.3 For the purposes of this Agreement “Affiliate” of a “Person” means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

For the purposes of this Agreement “Person” means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a limited liability partnership, a trust, a joint venture, an unincorporated organization, proprietorship, or any similar business enterprise or organization, or a governmental entity or any department, agency, or political subdivision thereof.

Article 6 Warranties and Covenants

6.1 Party A is obligated to consummate the transaction contemplated by this Agreement only if each of the following conditions has been satisfied or waived on or before the Closing Date:

(i)	Representations and Warranties. The representations and warranties of Party B set forth herein must be true as of the Closing Date.

(ii)	Covenants. Party B shall have performed all its obligations and agreements and complied with all its covenants contained in this Agreement to be performed and complied with Party B prior to the Closing Date.

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6.2 Party B is obligated to consummate the transaction contemplated by this Agreement only if each of the following conditions has been satisfied or waived on or before the Closing Date

(i)	Representations and Warranties. The representations and warranties of the Party A set forth herein must be true as of the Closing Date.

(ii)	Covenants. Party A shall have performed all its obligations and agreements and complied with all its covenants contained in this Agreement to be performed and complied with Party A prior to the Closing Date.

Article 7 Events of Default

7.1 Event of Default by Party B. An Event of Default by Party B will occur if any of the following occurs:

(i)	Party B fails to pay Party A any amount due pursuant to this Agreement on the due date and after Party A sends written notice (a “Notice”) fails to remedy such failure within 30 (thirty) business days.

(ii)	Party B breaches any obligations, conditions, representations and warranties, stated in this Agreement or any other agreement it has entered into with Party A, if such obligation, condition, representation or warranty is capable of being remedied, and Party B fails to remedy it within 30 (thirty) business days after written Notice from Party A.

(iii)	Party B abandons or suspends the development of the Project for a period of more than 6 (six) months and after Party A sends written Notice Party B fails to remedy it within 30 (thirty) business days.

7.2 Upon an Event of Default by Party B, under Section 7.1, the unpaid portion of the principal amount will bear simple interest from the date of the Event of Default to the payment date at a rate equal to two percent (2.00%) per annum, for the duration of such Event of Default.

7.3 Execution of the Collateral by Party A. Following an Event of Default by Party B under Section 7.1, Party A will be entitled to execute up to the outstanding Pledged Funds to mitigate the damages caused by the Event of Default. For the avoidance of doubt, Party A shall not be entitled to exercise any rights and remedies against the Pledged Funds until an Event of Default under Section 7.1 has occurred and is continuing.

7.3.1 In the event that the default by Party B is under the Section 7.1. i) the execution of the Pledged Funds should go up to the default amount, that corresponds to the amount due for lack of repayment and Party A may terminate the Agreement in its sole discretion.

7.3.2 In the event that the default by Party B is under the Section 7.1. ii) or iii) the execution of the Pledged Funds should go up to the outstanding financing amount.

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7.4 Event of Default by Party A. An Event of Default by Party A will occur if any of the following occurs:

(i)	Party A fails to pay Party B any amount due pursuant to this Agreement on the due date and after Party B sends written Notice fails to remedy such failure within 10 (ten) business days.

(ii)	Party A breaches any obligations, conditions, representations and warranties, stated in this Agreement or any other agreement it has entered into with Party B, if such obligation, condition, representation or warranty is capable of being remedied, and Party A fails to remedy it within 10 (ten) business days after written Notice of receipt of written demand from Party B.

7.5 Upon an Event of Default by Party A, under 7.4, the unpaid portion of the principal amount due to Party B will bear simple interest payable to Party B from the date of the Event of Default to the payment date at a rate equal to two percent (2.00%) per annum, for the duration of such Event of Default.

7.6 Cancelation of the Collateral, In the Event Of Default by Party A, under 7.4, Party B shall notify Party A and cancel the Pledged Funds and isthis Agreement shall be automatically terminated.

Article 8 Termination

8.1 Term. The term of this Agreement (the “Term”) and the rights and obligations set forth herein shall commence on the Effective Date and terminate on the Full Repayment Date, unless terminated earlier in accordance with Sections 8.2 and 8.3.

8.2 Termination for default by Party A. This Agreement shall terminate if any of the events of default mentioned in Section 7.4 occurs. In this case, Party B shall retain all the funds disbursed by Party A, and Party A must release the Collateral This Agreement is automatically terminated if Party A defaults for non-disbursement in line with Section 7.4i). The terms set forth in Section 9.3 and Section 9.4 shall apply in case of termination for default by any of the Parties

8.3 Termination for default by Party B. Party A may terminate this Agreement if any of the events of default mentioned in Section 7.1 occurs. In this case, Party B shall repay all the funds disbursed by Party A within 30 business days and Party A may exercise all rights and remedies available to it, including with respect to the Collateral. the terms set forth in Section 9.3 and Section 9.4 shall apply in case of termination for default by any of the Parties

8.4 Termination. If Party B issues collateral which does not fulfil the conditions stated in Section 3.3 (regarding “Collateral”), Party A may terminate this Agreement at any time and without any prior written notice to Party B. In this case, Party A shall be entitled to a refund of the full amount of Funds transferred or disbursed to Party B, which shall not include the Pledged Funds that shall be promptly refunded to Party B.

8.5 Effect of Termination. Upon termination or expiration of this Agreement, each Party shall promptly return to the other Party all relevant records and materials in its possession or control containing or comprising the other Party’s Confidential Information and to which the Party does not retain rights hereunder; provided, however, that each Party shall be entitled to retain copies of the other Party’s Confidential Information to the extent necessary to comply with applicable regulatory obligations and shall be entitled to retain one copy of the other Party’s Confidential Information for archival purposes. Notwithstanding the foregoing, all Confidential Information of either Party shall remain confidential and shall be safeguarded by the Party that retains the Confidential Information. The obligations to safeguard and not to disclose the Confidential Information of the other Party shall survive such termination this Agreement. Upon termination all Pledged Funds remaining in the Pledge Account after all disbursements are made for the Pledge Account as required by this Agreement shall be refunded immediately to Party B.

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8.6 Survival. In the event of the expiration or early termination of this Agreement, the provisions of Sections 3.8, 3.9, 3.11 and 8.4 (to the extent related to an action or claim originating before such expiration or termination), and Article 9 and such other provisions that by their terms should reasonably be judged to survive expiration or termination, shall survive for the period specified therein or, in the absence of such specification, indefinitely.

Article 9 Miscellaneous

9.1 Amendments and Waivers. This Agreement shall not be amended, modified or waived in any manner except by an agreement in writing duly executed and delivered by each of the Parties. No failure or delay of any Party to exercise any right or remedy given to such Party under this Agreement or otherwise available to such Party, or to insist upon strict compliance by any other Party with its or his obligations hereunder, no single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, and no custom or practice of the Parties in variance with the terms hereof, shall constitute a waiver of any Party’s right to demand exact compliance with the terms hereof. Any written waiver shall be limited to those items specifically waived therein and shall not be deemed to waive any future breaches or violations or other non-specified breaches or violations unless, and to the extent, expressly set forth therein.

9.2 Force Majeure. This Agreement shall be subject to the International Chamber of Commerce (“ICC”) Force Majeure Clause 2003. Neither Party hereto shall bear any responsibility for the full or partial non-fulfilment of its contractual obligations if this non-fulfilment is due to Force Majeure circumstances, as stated by the ICC latest edition, arisen after the signature of the present Agreement. The fulfilment term of the contractual obligations of either Party hereto shall accordingly be postponed for the period during which such circumstances remain. Either Party hereto shall be obliged to immediately inform the other Party about the beginning, probable duration, and cessation of the Force Majeure circumstances. The non-notification about the Force Majeure circumstances shall cancel the right of either Party hereto to make reference to them under the present Agreement.

9.3 Confidentiality. Each Party agrees that it shall keep the terms, amount, circumstances, data, documentation, company information and facts of this Agreement, and information of the Parties related with this Agreement, completely confidential, and that it will not hereafter disclose any information concerning this Agreement or about both Parties to anyone; provided, however, that such Parties may make such disclosure (i) to their professional representatives (e.g., attorneys), if any, all of whom will be informed of and agree to be bound by this confidentiality clause, or other such disclosures required by law, (ii) to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable law, rule or regulation or as requested by a governmental or regulatory authority, (iii) to the employees, directors, legal counsel, independent auditors, professionals and other experts or agents of such Party, (iv) in connection with the exercise of any rights and remedies under this Agreement and the Pledge Agreement, (v) to the extent required by law to be disclosed or in connection with any public or regulatory filing requirement, and (vi) as may be required by the rules, regulations, schedules and forms of the Securities and Exchange Commission in connection with any filings with the Securities and Exchange Commission. If any Party receives an inquiry about this Agreement, such Party shall communicate such approach to the other party and shall agree with the other party an answer to provide. Further, the Parties shall not post or otherwise disclose or reveal, or cause to be disclosed or revealed, to any person or entity any of the Confidential Information on the Internet or any other media outlet or platform, including but not limited to websites, newspapers, email, text, Facebook, Instagram, LinkedIn, and Twitter. Disclosing of information and facts about this Agreement, and information of the Parties related or not related with this Agreement may be used in media like Press Releases, Interviews, or any other type with the exclusive consent of the other Parties. Nothing in this Agreement shall, however, be deemed to interfere with the Parties’ respective obligations to report transactions with appropriate governmental, taxing and/or registering agencies. It is understood and agreed that this Agreement may be offered into evidence to enforce its terms. If a Party receives an order from a court, a subpoena, or other lawful command to produce this Agreement, the Party receiving such order, subpoena or command shall notify the other Party prior to producing this Agreement to anyone to the extent practicable and permitted by applicable law. In response to that notification, a Party may (but does not have to) pursue whatever legal action they deem necessary to preserve the confidentiality of this Agreement. This Section 9.3 shall survive the termination of this Agreement and remain in force and effect as of the Effective Date.

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9.4 Non-Disparagement. The Parties shall not disparage any of the other Parties, or any of their affiliates, parents, subsidiaries, and their respective shareholders, directors, officers, employees, agents , members, advisors or attorneys, or otherwise take any action that could reasonably be expected to affect adversely the professional or personal reputation of the Parties or any of their affiliates, parents, subsidiaries, and their respective shareholders, directors, officers, employees, agents , members, advisors or attorneys. Each Party agrees and covenants that they will not, and will use reasonable efforts to cause its officers and directors not to, at any time, directly or indirectly, make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements concerning any other Party or its businesses, or any of its their affiliates, parents, subsidiaries, and their respective shareholders, directors, officers, employees, agents, members, advisors or attorneys. The Parties shall promptly provide written notice of any such order to each other applicable Party. This Section 9.4 shall survive the termination of this Agreement and remain in force and effect as of the Effective Date.

9.5 Merger. Any corporation or entity into which the Parties may be merged or converted or with which it may be consolidated, or any corporation or entity resulting from any merger, conversion or consolidation to which the Parties will be a party, or any corporation or entity succeeding to the business of the Parties will be the successor of the Parties hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

9.6 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. This Agreement and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of electronic transmission of .pdf files or other image files via e-mail, cloud-based transfer or file transfer protocol, or use of a facsimile machine, shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. .The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Acts except in respect to any non-US entity, whereby originals can be required by the Party A.

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9.7 Assignment and Delegation. No Party may assign any right or delegate any duty under this Agreement without the prior written consent of the other Party. All assignments of rights are prohibited, whether they are voluntary or involuntary, by merger, consolidation, dissolution, operation of law, or any other manner. A purported assignment or purported delegation in violation of this Section 9.7 is void.

9.8 Notices. Any notice permitted or required hereunder shall be in writing in English and may be sent by (i) secure file transfer or (ii) electronic mail with a scanned attachment thereto of an executed notice or instruction, and shall be effective upon actual receipt by the Parties in accordance with the terms hereof. Each of the appointed directors and individuals have full power and authority to execute any notices or instructions, to amend, modify or waive any provisions of this Agreement, and to take any and all other actions permitted under this Agreement, all without further consent or direction from, or notice to, it or any other party. Any notice or instruction must be originated from a corporate domain. The Parties agree that the above security procedures are commercially reasonable.

If to ETHOS ASSET MANAGEMENT INC.

Mr. CARLOS MANUEL DA SILVA SANTOS

CEO

4660 La Jolla Village Drive, San Diego, California, 92122, United States of America

carlos@ethosasset.com

If to TruGolf, Inc.

Chris Jones

CEO

60 North 1400 West, Centerville, Utah 84014

chrjones@trugolf.com

9.9 Exhibits. Attached hereto and incorporated herein by this reference are the following exhibits: Exhibit A, Exhibit B and Exhibit C.

9.10 Severability. If any provision of this Agreement is illegal or unenforceable, that provision is severed from this Agreement and the other provisions remain in force.

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9.11 Non-Circumvention and Non-Disclosure. This Agreement incorporates the rules of Non-Circumvention and Non-Disclosure established by the ICC, which rules are made a part hereof by this reference. This Section 9.11 shall survive the termination of this Agreement and remain in force and effect as of the Effective Date.

9.12 English Language. All documentation and information related to this Agreement shall be conducted in English

9.13 Arbitration. In the event of any dispute arising out of or in connection with the present Agreement, the Parties shall first refer the dispute to proceedings under the ICC Mediation Rules. The place of mediation shall be New York City, New York. If the dispute has not been settled pursuant to the said Rules within 60 days following the filing of a Request for Mediation or within such other period as the Parties may agree in writing, such dispute shall thereafter be finally settled under the Rules of Arbitration of the ICC by three arbitrators appointed in accordance with the said Rules of Arbitration. The place of Arbitration shall be New York City, New York. The language of the arbitration shall be English. The arbitration shall be the sole and exclusive forum for resolution of any dispute, and the award shall be in writing, state the reasons for the award and be final and binding. Judgment thereon may be entered in any court of competent jurisdiction. The Parties shall keep any mediation and/or arbitration confidential and shall not disclose to any person other than those necessary to the conduct of those proceedings (i) the existence of the mediation and/or arbitration, (ii) any document, testimony, transcripts or other information submitted, exchanged or created for the arbitration, or (iii) any decisions, orders, or awards, unless such disclosure is (A) required by law or a governmental or regulatory body, (B) necessary for a Party to seek legal, accounting or other professional services, or (C) for the purpose of making an application to any competent court relating to any aspect of a mediation and /or arbitration, including motions to recognize, enforce or challenge an award or interim measure, provided that, in all of the circumstances (A) to (C) above, the producing Party takes reasonable measures to ensure that the recipient preserves the confidentiality of the information provided. The prevailing Party, as determined by the arbitrators, shall be entitled to recover its reasonable costs and attorneys’ fees from the non-prevailing Party.

9.14 .. Governing Law. This Agreement is subject to the Uniform Rules of ICC. In all matters this Agreement is governed by and shall be construed and interpreted in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof.

9.15 Waiver of Right to Jury Trial. Each party hereby irrevocably waives all right to trial by jury in any proceeding or counterclaim (whether based on contract, tort, statute or otherwise) arising out of or relating to this agreement, the transactions contemplated hereby or the actions of such party in the negotiation, administration, performance, and enforcement hereof. Each party further waives any right to seek to consolidate any proceeding in which a jury trial has been waived with any other proceeding in which a jury trial cannot or has not been waived. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented or warranted, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily and (iv) each party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 9.15.

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[THIS SECTION INTENTIONALLY LEFT BLANK]

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To evidence the Parties’ agreement to this Agreement, each party has executed and delivered it on the date stated in the preamble.

The electronic version of a copy signed by both Parties shall be deemed legally binding and enforceable and is valid until full execution.

ETHOS ASSET MANAGEMENT INC.

By:	/s/ Carlos Manuel da Silva Santos
Mr. CARLOS MANUEL DA SILVA SANTOS
CEO

TRUGOLF, INC

By:	/s/ Chris Jones
Mr CHRIS JONES
CEO

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Exhibit B

CONDITIONS OF FUNDS DISBURSEMENT AND REPAYMENT

Basic information about the Parties to the Agreement:

Financial Partner “PARTY A”	ETHOS ASSET MANAGEMENT INC
Project Manager “PARTY B”	TRUGOLF, INC.
Guarantor “PARTY B”	TRUGOLF, INC.
Collateral	PLEDGE - USD 2,500,000.00
Underwriting Bank	XXX

All the amounts described in this table ARE GROSS VALUES.

The actual amount to be transferred to PARTY B will be net values, i.e the gross values less the deduction of the Operational Fee of 3 % of the tranche charged by Party A, established in 3.11-i). Depending on agreement with Intermediary PARTY A will also deduct the Intermediary Fee established in 3.11-ii).

DESCRIPTIVE OF THE FINANCING PHASES
AMOUNT TO BE FUNDED	US$ 10,000,000.00
FIRST TRANCHE OF FINANCING SHALL BE EXECUTED WITHIN 30 BANKING DAYS, AFTER PARTY A RECEIVES THE MARGIN VALUE IN BANK ACCOUNT
TRANCHE #01 - IN 30 BANKING DAYS AFTER PARTY A RECEIVES THE MARGIN VALUE IN BANK ACCOUNT	8.333%	US$ 833,333.33
TRANCHE #02 - IN 30 BANKING DAYS AFTER TRANCHE #01	8.333%	US$ 833,333.33
TRANCHE #03 - IN 60 BANKING DAYS AFTER TRANCHE #01	8.333%	US$ 833,333.33
TRANCHE #04 - IN 90 BANKING DAYS AFTER TRANCHE #01	8.333%	US$ 833,333.33
TRANCHE #05 - IN 120 BANKING DAYS AFTER TRANCHE #01	8.333%	US$ 833,333.33
TRANCHE #06 - IN 150 BANKING DAYS AFTER TRANCHE #01	8.333%	US$ 833,333.33
TRANCHE #07 - IN 180 BANKING DAYS AFTER TRANCHE #01	8.333%	US$ 833,333.33
TRANCHE #08 - IN 210 BANKING DAYS AFTER TRANCHE #01	8.333%	US$ 833,333.33
TRANCHE #09 - IN 240 BANKING DAYS AFTER TRANCHE #01	8.333%	US$ 833,333.33
TRANCHE #10 - IN 270 BANKING DAYS AFTER TRANCHE #01	8.333%	US$ 833,333.33
TRANCHE #11 - IN 300 BANKING DAYS AFTER TRANCHE #01	8.333%	US$ 833,333.33
TRANCHE #12 - IN 330 BANKING DAYS AFTER TRANCHE #01	8.333%	US$ 833,333.33
TOTAL AMOUNT OF FINANCING		US$ 10,000,000.00

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GENERAL DATA
Amount	US$10,000,000	Maturity	12 years	FIXED INTEREST RATE	4%	PLEDGE ISSUED FOR 12 YEARS IN TOTAL ALTHOUGH RENEWING EVERY 1 YEAR AND 1 DAY THE MATURITY
Grace Period	3 Years	Installments	9	CURRENCY	USD
Date First Financial Payment*	TBD	* 1st DATE OF PAYMENT	TBD	INTEREST ON INITIAL AMOUNT

*The date initial payment will be from the first payment of financing

REPAYMENT SCHEDULE:

Tranche	Date of Payment	Initial Balance USD	Principal Payment USD	Interest Payment USD	Total Payment USD	Ending Balance USD	Anchor Value	Anchor Release
1	2023-N+1-31	$10,000,000.00	$0.00	$0.00	$0.00	$10,000,000.00	$2,500,000.00	$0.00
2	2024-N+1-31	$10,000,000.00	$0.00	$0.00	$0.00	$10,000,000.00	$2,500,000.00	$0.00
3	2025-N+1-31	$10,000,000.00	$0.00	$0.00	$0.00	$10,000,000.00	$2,500,000.00	$0.00
4	2026-N+1-31	$10,000,000.00	$1,111,111.11	$400,000.00	$1,511,111.11	$8,888,888.89	$2,222,222.22	$277,777.78
5	2027-N+1-31	$8,888,888.89	$1,111,111.11	$355,555.56	$1,466,666.67	$7,777,777.78	$1,944,444.44	$277,777.78
6	2028-N+1-31	$7,777,777.78	$1,111,111.11	$311,111.11	$1,422,222.22	$6,666,666.67	$1,666,666.67	$277,777.78
7	2029-N+1-31	$6,666,666.67	$1,111,111.11	$266,666.67	$1,377,777.78	$5,555,555.56	$1,388,888.89	$277,777.78
8	2030-N+1-31	$5,555,555.56	$1,111,111.11	$222,222.22	$1,333,333.33	$4,444,444.44	$1,111,111.11	$277,777.78
9	2031-N+1-31	$4,444,444.44	$1,111,111.11	$177,777.78	$1,288,888.89	$3,333,333.33	$833,333.33	$277,777.78
10	2032-N+1-31	$3,333,333.33	$1,111,111.11	$133,333.33	$1,244,444.44	$2,222,222.22	$555,555.56	$277,777.78
11	2033-N+1-31	$2,222,222.22	$1,111,111.11	$88,888.89	$1,200,000.00	$1,111,111.11	$277,777.78	$277,777.78
12	2034-N+1-31	$1,111,111.11	$1,111,111.11	$44,444.44	$1,155,555.56	$0.00	$0.00	$277,777.78

[REMAINING PART OF THIS SECTION INTENTIONALLY LEFT BLANK]

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EXHIBIT C

PROJECT SUMMARY

(Attached Separately – EXHIBIT C Document 5.0 TGI Ethos Project Summary 12-29-2022 )

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